UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2022

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-33807		26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

100 INVERNESS TERRACE E.,	ENGLEWOOD,	COLORADO	80112
(Address of principal executive offices)			(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	SATS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, EchoStar Corporation (the “Company”) announced that Hamid Akhavan will join the Company as its Chief Executive Officer and President. Mr. Akhavan will commence employment with the Company on or around March 31, 2022. In connection with the foregoing, the Company also announced on February 22, 2022 that Michael Dugan would be stepping down as the Company’s Chief Executive Officer simultaneously with Mr. Akhavan’s commencing employment. The Company further announced that Mr. Dugan will continue to serve as a member of the Company’s Board of Directors.

Prior to joining the Company, Mr. Akhavan served as a Partner at Twin Point Capital, an investment firm, beginning in April 2018, and from March 2016 to April 2018, he was a Founding Partner of Long Arc Capital LLC. Prior March 2016, Mr. Akhavan held a variety of leadership positions, including as CEO of Unify, Inc. (formerly Siemens Enterprise Communications), and CEO of T-Mobile International, in connection with which, he also served as a member of the Board of Management of Deutsche Telekom. Mr. Akhavan has been a member of the Board of Directors of Vonage Holding Corp., a global cloud communications company, since 2016, and also serves on that Board’s Technology and Transactions Committees. In addition, since 2020, Mr. Akhavan has served as a member of the Board of Directors of Anterix Inc., a wireless communications company, and is a member of its Compensation and Nominating and Corporate Governance Committees.

In connection with his employment, Mr. Akhavan entered into an offer letter with the Company, dated as of February 17, 2022 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Akhavan will receive an annual base salary of $1,000,000, and will be entitled to earn a performance-based annual cash award in a target amount equal to $1,000,000 (although Mr. Akhavan will be guaranteed to receive an annual cash award of at least $750,000 with respect to the 2022 calendar year, so long as he commences employment on or before March 31, 2022, and remains employed through December 31, 2022). Mr. Akhavan will also be granted an award of 700,000 stock options and 300,000 restricted stock units, both of which will vest in annual installments over a three year period, with certain accelerated vesting in the event that Mr. Akhavan experiences certain terminations of employment, or upon the occurrence of certain extraordinary corporate transactions.

The information set forth herein is qualified in its entirety by reference to, and is set forth more fully in, the Offer Letter, which is furnished herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated February 17, 2022.
99.1	Press Release dated February 22, 2022 issued by EchoStar Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: February 22, 2022	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary